October 23, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioned File No. 0-49950


Gentlemen:

We have read the statements made by Triton Petroleum Group, Inc., copy attached, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 23, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Brown Smith Wallace, LLC
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Brown Smith Wallace, LLC